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                                                                     Exhibit 5.1
                                                                     -----------


                                  Hale and Dorr
                                 60 State Street
                          Boston, Massachusetts 02109

                                                       October 31, 1996

Millennium Pharmaceuticals, Inc.
640 Memorial Drive
Cambridge, MA  02139

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form
S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 350,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1996 Employee Stock Purchase Plan (the "Plan").

     We have examined the Amended and Restated Certificate of Incorporation and Restated By-Laws of the Company, the Registration Statement and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

       In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plans and the Shares, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.



    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ HALE AND DORR

                                          HALE AND DORR